Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of TeleCommunication Systems, Inc. of our report dated March 22, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TeleCommunication Systems, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004:

Registration Statement on Form S-3:

Registration Number	Date Filed
333-119341, as amended	December 8, 2004
333-112759, as amended	April 9, 2004
333-104305	April 4, 2003

Registration Statements on Form S-8:

Name	Registration Number	Date Filed

TeleCommunication Systems, Inc. Fourth Amended and Restated 1997 Stock Incentive Plan	333-118610	August 27, 2004

TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan	333-107466	July 30, 2003

TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan	333-66676	August 3, 2001

Xypoint Corporation 2000 Stock Plan Xypoint Corporation 1997 Stock Plan, as amended Xypoint Corporation 1995 Stock Option Plan	333-51656	February 26, 2001

TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan and TeleCommunication Systems, Inc. Employee Stock Purchase Plan	333-48026	October 16, 2000

/s/ Ernst & Young LLP

Baltimore, Maryland
March 22, 2005